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                                                                     EXHIBIT 4.1

                               SEAMED CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN

     SeaMED Corporation (the "Company") does hereby establish its 1996 Employee Stock Purchase Plan as follows:

     1. Purpose of the Plan; Effective Date. The purpose of this Plan is to provide eligible employees of the Company who wish to become shareholders in the Company a convenient method of doing so. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. This Plan shall not be effective until the later of (i) approval by the holders of a majority of the Company's voting securities, which approval must occur (if at all) within 12 months of the adoption of this Plan by the Board of Directors and (ii) the date that the Company's common stock begins to trade on the Nasdaq Stock Market. If not so approved, the Plan and any rights granted hereunder shall be void and of no effect.

     2.   Definitions.

          2.1 "Base pay" means regular straight time earnings, plus review cycle bonuses and overtime payments, payments for incentive compensation, and other special payments except to the extent that any such item is specifically excluded by the Board of Directors of the Company (the "Board").

          2.2 "Account" shall mean the funds accumulated with respect to an individual employee as a result of deductions from his paycheck for the purpose of purchasing stock under this Plan. The funds allocated to an employee's account shall remain the property of the respective employee at all times but may be commingled with the general funds of the Company.

          2.3 "Shares" means the issued or unissued shares of the common stock, no par value, of the Company, and, as to the number of Shares reserved hereunder, following amendment in 1997 refers to shares of common stock after taking into account the one-for-five reverse stock split of July 1996.

     3. Employees Eligible to Participate. An employee of the Company or any of its subsidiaries who is in the employ of the Company on one or more offering dates is eligible to participate in the Plan, provided that they have been employed by the Company as of the commencement date of an offering, except: (a) employees whose customary employment is less than 20 hours per week; (b) employees whose customary employment is for not more than five months in any calendar year, and (c) independent contractors, individuals employed through contract employment agencies or companies, interns, or any other temporary type worker. With respect to any employee subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Company may impose such conditions on the grant or exercise of any rights hereunder necessary to satisfy the requirements of such statute or applicable regulations.

     4. Offerings. Generally, there will be ten separate consecutive six-month offerings pursuant to the Plan. The first offering shall commence on the date that the Company's common stock begins to trade on the Nasdaq Stock Market and extend through June 30, 1997. The second offering shall be for six
(6) months, commencing on July 1, 1997 and extending through December 31, 1997. The third offering shall be for five (5) months, commencing on January 1, 1998 and extending through May 31, 1998. Thereafter, offerings shall commence on each subsequent June 1 and December 1, and the final offering under this Plan shall commence on June 1, 2001 and terminate on November 30, 2001. In order to become eligible to purchase shares, an employee must sign an Enrollment Agreement, and any other necessary papers on or before the commencement date (except for the three initial offerings, June 1 or December 1) of the particular offering in which he wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.


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     5.   Price. The purchase price per share shall be the lesser of (1) 85% of the fair market value of the stock on the offering date; or (2) 85% of the fair market value of the stock on the last business day of the offering. Fair market value shall mean the price at which the Company sells stock in a public offering or, if no such sales occur within any offering period, the closing bid price as reported on the Nasdaq Stock Market or, if the stock is traded on a stock exchange, the closing price for the stock on the principal such exchange.

     6. Offering Date. The "offering date" as used in this Plan shall be the commencement date of the offering, if such date is a regular business day, or the first regular business day following such commencement date. A different date may be set by resolution of the Board.

     7. Number of Shares to be Offered. Subject to adjustment as provided herein, the number of Shares that may be issued under the Plan shall not exceed 170,000 Shares (as such number may be adjusted by any stock split approved by the Board of Directors). The actual number of Shares to be issued under this Plan shall be determined in the discretion of the Board of Directors. The shares to be sold to participants under the Plan will be common stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 10 exceeds the number of Shares then available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of such reduction to each employee affected thereby.

     8.   Participation.

          8.1 An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and filing it with the Human Resources Department prior to the commencement of the offering to which it relates.

          8.2 Payroll deductions for a participant shall commence on the offering date, and shall end on the termination date of such offering unless earlier terminated by the employee as provided in Paragraph 14.

     9.   Payroll Deductions.

          9.1 At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at a percentage of his base pay as may be from time to time set by the Board; provided such percentage shall not exceed 10%.

          9.2 All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account nor may payment for Shares be made other than by payroll deduction.

          9.3 A participant may discontinue his participation in the Plan as provided in Section 14, but no other change can be made during an offering and, specifically, a participant may not alter the rate of his payroll deductions for that offering.

     10. Granting of Option. On the offering date, this Plan shall be deemed to have granted to the participant an option for as many full and/or fractional shares as he will be able to purchase with the payroll deductions credited to his account during his participation in that offering. Notwithstanding the foregoing, no participant may purchase stock the fair market value of which exceeds $25,000 during any calendar year.

     11. Exercise of Option. Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full and/or fractional shares of common stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the option price.

     12. Employee's Rights. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 11 above and the stock has been issued by the Company. Neither the adoption of this Plan nor the granting of rights pursuant to it shall be



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deemed to create any right in any employee to be retained or continued in the employment of the Company or any subsidiary.

     13.  Evidence of Stock Ownership.

          13.1 Promptly following the end of each offering, the number of shares of common stock purchased by each participant shall be deposited into an account established in the participant's name at a stock brokerage or other financial services firm designated by the Company (the "ESPP Broker").

          13.2 The participant may direct, by written notice to the Company at the time of his enrollment in the Plan, that his ESPP Broker account be established in the names of the participant and one other person designated by the participant, as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

          13.3 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the US Internal Revenue Code of 1986, as amended (the "Code")) of the shares in his account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant's account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant's choosing or request that as stock certificate be issued and delivered to him.

     13.4 A participant who is not subject to payment of U.S. income taxes may move his shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

     14.  Withdrawal.

          14.1 An employee may withdraw from an offering, in whole but not in part, at any time prior to the last business day of such offering by delivering a Withdrawal Notice to the Company, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

          14.2 To re-enter the Plan, an employee who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 8.1. The employee's re-entry into the Plan will not become effective before the beginning of the next offering following his withdrawal, and if the withdrawing employee is an officer of the Company within the meaning of
     Section 16 of the Securities Exchange Act of 1934 he may not re-enter the Plan before the beginning of the second offering following his withdrawal.

     15. Carryover of Account. At the termination of each offering the Company shall automatically re-enroll the employee in the next offering, and the balance in the employee's account shall be used for option exercises in the new offering, unless the employee has advised the Company otherwise. Upon termination of the Plan, the balance of each employee's account shall be refunded to him.

     16. Interest. No interest will be paid or allowed on any money in the accounts of participating employees.

     17. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his account or any rights with regard to the exercise of an option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw funds in accordance with Section 14.

     18. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the account of a participating employee shall be paid to the employee or his estate.



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     19.  Amendment or Discontinuance of the Plan. The Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that no employee's existing rights under any offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase above 170,000 the total number of Shares to be offered unless shareholder approval is obtained therefor.

     20. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the common shares of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of Shares available for purchase under the Plan, and in the number of Shares which an employee is entitled to purchase.

     21. Share Ownership. Notwithstanding anything herein to the contrary, no employee shall be permitted to subscribe for any Shares under the Plan if such employee, immediately after such subscription, owns shares (including all Shares which may be purchased under outstanding subscriptions under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations.

     22. Administration. The Plan shall be administered by the Board. The Board shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Board in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant.

     The Board may delegate any or all of its authority hereunder to such committee as it may designate.

     23. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Human Resources Department of the Company or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     24. Termination of the Plan. This Plan shall terminate at the earliest of the following:

          24.1 November 30, 2001:

          24.2 The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participating employee to exercise the option to purchase shares for as many full and/or fractional shares as the balance of his account will allow at the price set forth in accordance with Section 5. If the employee elects to purchase shares, the remaining balance of his account will be refunded to him after such purchase.

          24.3 The date the Board acts to terminate the Plan in accordance with
     Section 19 above.

          24.4 The date when all shares reserved under the Plan have been purchased.

     2.5 Limitation on Sale of Stock Purchased Under the Plan. The Plan is intended to provide common stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee, therefore, may sell stock purchased under this Plan at any time he chooses, subject to compliance with any applicable federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

     26. Governmental Regulation and Registration of Shares. The Company's obligation to sell and deliver shares of the Company's common stock under this plan is subject to the approval of, or registration of shares of common stock with, applicable governmental authorities required in connection with the authorization, issuance, or sale of such shares.



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